As filed with the Securities and Exchange Commission on May 10, 2007

Registration No. 333-109509

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PepsiCo, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	13-1584302
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

PepsiCo, Inc. 2003 Long-Term Incentive Plan

(Full Title of the Plan)

Thomas H. Tamoney, Jr.

Vice President, Deputy General Counsel and Assistant Secretary

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Explanatory Note

PepsiCo, Inc. (“PepsiCo”) registered 70,000,000 shares of its common stock for issuance under the PepsiCo, Inc. 2003 Long-Term Incentive Plan (the “2003 Plan”) pursuant to Registration Statement No. 333-109509 filed with the Securities and Exchange Commission on October 6, 2003 (the “Registration Statement”). Upon shareholder approval of the PepsiCo, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”) on May 2, 2007, the 2007 Plan replaced the 2003 Plan and no further awards will be made under the 2003 Plan.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 22,516,375 shares of PepsiCo common stock that have not been issued and are not subject to issuance under outstanding awards under the 2003 Plan. Accordingly, PepsiCo hereby withdraws these 22,516,375 shares from registration under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase and State of New York, on the 10th day of May, 2007.

PepsiCo, Inc.

By:	/s/ Thomas H. Tamoney, Jr.
Name:	Thomas H. Tamoney, Jr.
Title:	Vice President, Deputy General Counsel and Assistant Secretary

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Indra K. Nooyi	Chairman of the Board of Directors and Chief Executive Officer	May 2, 2007
Indra K. Nooyi

/s/ Richard Goodman	Chief Financial Officer	May 2, 2007
Richard Goodman

/s/ Peter A. Bridgman	Senior Vice President and Controller (Principal Accounting Officer)	May 2, 2007
Peter A. Bridgman

/s/ Dina Dublon	Director	May 2, 2007
Dina Dublon

/s/ Victor J. Dzau	Director	May 2, 2007
Victor J. Dzau

/s/ Ray L. Hunt	Director	May 2, 2007
Ray L. Hunt

/s/ Alberto Ibargüen	Director	May 2, 2007
Alberto Ibargüen

/s/ Arthur C. Martinez	Director	May 2, 2007
Arthur C. Martinez

/s/ Sharon Percy Rockefeller	Director	May 2, 2007
Sharon Percy Rockefeller

/s/ James J. Schiro	Director	May 2, 2007
James J. Schiro

/s/ Daniel Vasella	Director	May 2, 2007
Daniel Vasella

/s/ Michael D. White	Director	May 2, 2007
Michael D. White

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